                                                                      EXHIBIT 12



                             THE ALPINE GROUP, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                           THREE MONTHS ENDED
                                                                   YEARS ENDED APRIL 30,                        JULY 31,
                                                   -----------------------------------------------------  --------------------
                                                     1991       1992       1993       1994       1995       1994       1995
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations before
 tax.............................................     (5,346)    (5,791)    (2,456)    (4,827)      (828)       957      1,504

Add:
  One third of rents.............................        113        151        118        161        452         34         76
  Interest expense...............................      3,026      3,127      2,301      2,363      8,197        998      7,108
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted income..................................     (2,207)    (2,513)       (37)    (2,303)     7,821      1,989      8,688

Fixed charges
  One third of rents.............................        113        151        118        161        452         34         76
  Interest expense...............................      3,026      3,127      2,301      2,363      8,197        998      7,108
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       3,139      3,278      2,419      2,524      8,649      1,032      7,184

Ratio of Earnings to Fixed Charges...............     n.a        n.a        n.a        n.a        n.a          1.93       1.21



    For purposes of computing these ratios, "earnings" consist of income from continuing operations before income taxes, one-third of rents (deemed by the Company to be representative of the interest factor), and interest expense.



    "Fixed charges" consist of one-third of rents and interest expense.